                                 GROSSMAN'S INC.

         RESOLVED, that amendments to presently outstanding employee stock options heretofore granted to active employees of the Company age 56 or older as of the date hereof, excluding therefrom the Chairman and Chief
         Executive Officer of the Company, as listed below:

   Employee                    Age               Total Option Shares
   --------                    ---               -------------------
Robert Flowers                  66                       93,000
Timothy Brennock                66                        5,000
Robert Goodman                  63                       45,000
Richard Kent                    64                       90,000
Frank Lynch                     60                      233,750
Edward Garrepy                  60                        5,000
Alan Zack                       56                       78,000
                                                        -------
                                            TOTAL       549,750

         to be effective in each case upon acceptance of the option holder and providing that upon retirement of such an option holder at age 65 or older, installments for the exercise of options will continue to mature and such options shall continue to be exercisable throughout the remaining ten year term of each such option, notwithstanding the provisions of Section 6(e) to the Company's 1986 Nonqualified Stock Option Plan, as amended, ("Plan"), be, and they hereby are, authorized and approved;

         FURTHER RESOLVED, that the provisions of Section 6(e) to the Plan, respecting the exercise of options granted under the Plan, are hereby waived only, however, for the purposes of the amendments to options granted under the Plan, as authorized and approved in the foregoing resolution; and

         FURTHER RESOLVED, that each of the officers of the Company, for and on behalf of the Company, is authorized to execute and deliver such amendments to option agreements in such form as the Chairman and Chief Executive Officer of the Company shall approve, together with such further agreements, instruments and certificates and to take such measures, as shall be necessary or appropriate to carry out the intents and purposes of the foregoing resolutions.